Exhibit 5.1

November 10, 2015

Callon Petroleum Company

200 North Canal Street

Natchez, Mississippi 39120

Ladies and Gentlemen:

We have acted as counsel for Callon Petroleum Company, a Delaware corporation (the “Company”), in connection with the sale by the Company of 12,000,000 shares (the “Firm Shares”) of Common Stock, par value $0.01 per share (“Common Stock”), and up to an additional 1,800,000 additional shares of Common Stock pursuant to the Underwriters’ option to purchase additional shares (the “Option Shares” and together with the Firm Shares, the “Shares”) pursuant to that certain Underwriting Agreement, dated November 9, 2015 (the “Underwriting Agreement”), by and between the Company and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC (the “Underwriters”).

In connection with the rendering of the opinions hereinafter set forth, we have examined (i) executed copies of the organizational documents of the Company; (ii) the Registration Statement on Form S-3 (Registration No. 333-202038) with respect to the Shares being sold by the Company (the “Registration Statement”); (iii) the prospectus included in the Registration Statement dated February 11, 2015 (the “Base Prospectus”); (iv) the prospectus supplement to said prospectus, dated November 9, 2015, as filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) promulgated under the Securities Act of 1933 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”); and (v) certificates of certain public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In addition, we reviewed such questions of law as we considered appropriate.

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed that (i) that all information submitted to us was accurate and complete, (ii) all signatures on all documents examined by us are genuine,

Callon Petroleum Company

(iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and all Shares will be sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus and (v) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares, when issued by the Company and paid therefore by the Underwriters, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP